Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Trane Technologies plc

(Exact name of obligor as specified in its charter)

Ireland	98-0626632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies HoldCo Inc.

(Exact name of obligor as specified in its charter)

Delaware	85-0886257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies Financing Limited

(Exact name of obligor as specified in its charter)

Ireland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies Lux International Holding Company S.à r.l.

(Exact name of obligor as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies Global Holding Company Limited

(Exact name of obligor as specified in its charter)

Delaware	46-4716676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies Irish Holdings Unlimited Company

(Exact name of obligor as specified in its charter)

Ireland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trane Technologies Company LLC

(Exact name of obligor as specified in its charter)

Delaware	13-5156640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Trane Technologies plc 170/175 Lakeview Dr.
Airside Business Park
Swords, Co. Dublin Ireland
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 3rd day of May, 2021.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

May 3, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$27,565
Interest-bearing balances		218,658
Securities:
Held-to-maturity securities		205,668
Available-for-sale securities		211,554
Equity Securities with readily determinable fair value not held for trading		11
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		48
Securities purchased under agreements to resell		58,356
Loans and lease financing receivables:
Loans and leases held for sale		34,944
Loans and leases, net of unearned income	855,301
LESS: Allowance for loan and lease losses	18,220
Loans and leases, net of unearned income and allowance		837,081
Trading Assets		69,659
Premises and fixed assets (including capitalized leases)		11,262
Other real estate owned		173
Investments in unconsolidated subsidiaries and associated companies		13,592
Direct and indirect investments in real estate ventures		54
Intangible assets		30,307
Other assets		48,876

Total assets		$1,767,808

LIABILITIES
Deposits:
In domestic offices		$1,443,370
Noninterest-bearing	543,901
Interest-bearing	899,469
In foreign offices, Edge and Agreement subsidiaries, and IBFs		36,129
Noninterest-bearing	423
Interest-bearing	35,706
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		1,253
Securities sold under agreements to repurchase		6,971

Dollar Amounts In Millions
Trading liabilities	15,639
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	48,157
Subordinated notes and debentures	12,350
Other liabilities	33,011

Total liabilities	$1,596,880

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	52,938
Accumulated other comprehensive income	2,617
Other equity capital components	0

Total bank equity capital	170,894
Noncontrolling (minority) interests in consolidated subsidiaries	34

Total equity capital	170,928

Total liabilities, and equity capital	$1,767,808

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                Michael P. Santomassimo

                Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas